UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2011
BELK, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-26207	56-2058574

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 West Tyvola Road, Charlotte, North Carolina	28217-45000

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 357-1000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 25, 2011, the Annual Meeting of Stockholders of Belk, Inc. (the “Company”) was held. The voting results were as follows.
Proposal 1
The Company’s stockholders elected the individuals listed below to the Board of Directors of the Company to serve three-year terms that will expire at the 2014 Annual Meeting of Stockholders, as set forth below:

	For	Withheld	Broker Non-Votes
Thomas M. Belk, Jr.	435,257,041	215,144	0
Erskine B. Bowles	434,172,803	1,299,382	0
John L. Townsend, III	435,251,861	220,324	0
In addition, the following directors continued to serve after the meeting: H.W. McKay Belk, Thomas C. Nelson and John R. Thompson, serving three-year terms that will expire at the 2012 annual meeting; and John R. Belk, Jerri L. DeVard and Elizabeth Valk Long, serving three-year terms that will expire at the 2013 annual meeting.
Proposal 2
The Company’s stockholders approved, on an advisory basis, executive compensation (“say on pay”), as set forth below:

For	Against	Abstain	Broker Non-Votes
430,170,554	615,238	4,686,393	0
Proposal 3
The Company’s stockholders indicated their preference, on an advisory basis, as to the frequency of future advisory votes on executive compensation (“say when on pay”), as set forth below:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
427,835,691	1,234,306	607,317	5,794,871	0
Proposal 4
The Company’s stockholders approved the material terms of the performance goals under the Amended and Restated Annual Incentive Plan, as set forth below:

For	Against	Abstain	Broker Non-Votes
430,976,310	526,680	3,969,195	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELK, INC.

Date: June 1, 2011	By:	/s/ Ralph A. Pitts Ralph A. Pitts, Executive Vice President,
General Counsel and Secretary